                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 1 to the Registration Statement (Form N-1A) (No. 333-88287) of Friends Ivory Funds of our report dated July 21, 2000, included in the 2000 annual report to shareholders of the Friends Ivory Social Awareness Fund and Friends Ivory European Social Awareness Fund.


                                              /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 23, 2000